Exhibit 16

SLGG Logo Omitted

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Certified Public Accountants & Management Consultants

June 13, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Enova Systems, Inc.’s statements included under Item 4.01 of its Form 8-K for June 12, 2006, and we agree with such statements concerning our Firm.

/s/  Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Partners:

TROY A. SNYDER

STEVEN J. CUPINGOOD

GALE B. MOORE

THOMAS E. WENDLER

RICHARD A. LINDER

ROBERT J. SCHLENER

JIM H. PITRAT

RICHARD S. POLEP

DONALD G. LEVE

MARC I. ABRAMS

JOHN A. ECKWEILER

DAVID KAMATH

MICHAEL D. COHEN

LEWIS E. SHARPSTONE

GLENN H. CARNIELLO

JANICE D. MCKENNA

DAVID W. FREE

DAVID W. KRAJANOWSKI

WILLIAM D. SIMON

JERRY J. CORNWELL Emeritus

HARVEY A. GOLDSTEIN

NORMAN L. GREENBAUM

LOS ANGELES COUNTY

ORANGE COUNTY

INLAND EMPIRE

10960 Wilshire Boulvard, Suite 1100

2700 North Main Street, Suite 200

800 North Haven Avenue, Suite 340

Los Angeles, California 90024

Santa Ana, California 92705

Ontario, California 91764

Telephone:  310-477-3924

Telephone:  714-953-9734

Telephone:  909-941-9245

Fax:  310-478-6070

Fax:  214-953-1837

Fax:  909-941-9252

www.slgg.com

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